Exhibit 10.1


                                VCA ANTECH, INC.
                   SUMMARY OF EXECUTIVE OFFICERS' COMPENSATION

Annual Cash Compensation

Base Compensation. Set forth below are the base salaries of each of our executive officers as of July 1, 2006.

        Name                    Title                               Base Salary
Robert L. Antin (1)        Chairman, President &                     $825,000
                           Chief Executive Officer

Arthur J. Antin (1)        Chief Operating Officer &                 $525,000
                           Senior Vice President

Tomas W. Fuller (1)        Chief Financial Officer,                  $355,000
                           Vice President & Secretary

Neil Tauber                Senior Vice President                     $355,000

Dawn Olsen                 Principal Accounting Officer,             $225,000
                           Vice President & Controller

(1) Please refer to the employment agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.